Exhibit 99.1

eGain Announces Selected Preliminary Financial Results for the Fiscal 2015

Fourth Quarter and Full Year

Sunnyvale, Calif. (August 4, 2015) – eGain (NASDAQ: EGAN), the leading provider of cloud customer engagement solutions, today announced selected preliminary financial results for its fiscal 2015 fourth quarter and full year ended June 30, 2015.

Fiscal 2015 Fourth Quarter and Full Year non-GAAP Preliminary Financial Results

•	Total quarterly non-GAAP revenue for the fourth quarter is expected to be in the range of $16.5 million to $17.0 million

•	Fiscal 2015 full year non-GAAP revenue for the year is expected to be in the range of $75.7 million to $76.2 million

•	Fourth quarter gross bookings is expected to be in the range of $21.0 million to $21.5 million

•	Fiscal 2015 gross bookings is expected to be in the range of $78.5 million to $79.0 million

•	Fourth quarter new cloud bookings is expected to be 57% of total new bookings up from 25% last quarter

Commenting on the preliminary financial results, Ashu Roy, eGain CEO, said: “Although our fourth quarter revenue came in lower than prior guidance, we are pleased with our greater than 25% year-over-year growth in bookings. I am particularly encouraged with our cloud bookings that came in stronger than expected, including four on-premise customers migrating to the eGain Cloud. New cloud bookings in the quarter accounted for 57% of total new bookings up from 25% of new bookings in the prior quarter. Several license deals we expected to close slipped out of the quarter, some have since closed.”

Mr. Roy concluded, “To accelerate our cloud sales, we are appointing Joseph Brown to lead North America Sales. Joe brings a proven track record in driving cloud based sales at RightNow Technologies and Avangate.”

These results are based on preliminary information and are subject to change. The company plans to announce final fiscal 2015 fourth quarter and full year results on September 10, 2015. The Company intends to provide a non-GAAP reconciliation, and updated guidance for fiscal 2016 at that time.

Non-GAAP Financial Measures

The reported results include adjusted revenue, a non-GAAP financial measure, defined as revenue adjusted for the impact of purchase accounting adjustments to deferred revenue related to acquisition. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. eGain’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. eGain believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

About eGain

eGain’s customer engagement solutions power digital transformation for leading brands. Our top-rated cloud applications for social, mobile, web, and contact centers help clients deliver connected customer journeys in a multichannel world. To find out more about eGain Corporation, visit http://www.egain.com/company/investors/

Headquartered in Sunnyvale, California, eGain has operating presence in North America, EMEA, and APAC. To learn more about us, visit www.eGain.com or call our offices: +1-800-821-4358 (US), +44-(0)-1753-464646 (EMEA), or +91-(0)-20-6608-9200 (APAC).

Cautionary Note Regarding Forward-Looking Statements. This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other matters, statements about the Company’s market opportunities, statements referring to organizational changes, statements about the Company’s financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2015, statements with respect to gross bookings and total revenue, cloud and support bookings and revenue, license revenue, including sources of revenue and new bookings mix. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to; risks that our hybrid revenue model and lengthy sales cycles may negatively affect our operating results; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third party distribution channels; risks associated with new product releases; risks related to our international operations; our ability to invest resources to improve our products and continue to innovate; and other risks detailed from time to time in eGain’s filings with the Securities and Exchange Commission, including eGain’s annual report on Form 10-K filed on September 12, 2014, and eGain’s quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain. All other company names and products are trademarks or registered trademarks of their respective companies.

eGain	MKR Group Investor Relations
Charles Messman, VP Finance	Todd Kehrli or Jim Byers
Phone: 408-636-4500	Phone: 323-468-2300
Email: ir@egain.com	Email: egan@mkr-group.com